Exhibit 10.27

English Translation

Trademark License Agreement

Licensor (Party A): Daqo Group Co., Ltd.

Licensee (Party B): Chongqing Daqo New Energy Co., Ltd.

Nanjing Daqo New Energy Co., Ltd.

Date: May 8, 2009

In accordance with the Trademark Law of the People’s Republic of China (the “Trademark Law”) and the Rules for the Implementation of the Trademark Law of the People’s Republic of China (the “Implementation Rules”), in order to clarify the rights and obligations of both parties, the Licensor and the Licensee hereby enter into this Trademark License Agreement after negotiated in good faith.

Scope of Grant

1.	Party A hereby grants to Party B a license to use the trademarks listed in Appendix 1 hereto.

2.	This license shall be a permanent license.

3.	Geographical Scope: Party B may use the trademarks in China and all the other countries worldwide.

4.	Party A may use the trademarks for all ordinary commercial purposes in the abovementioned Geographical Scope.

5.	Provision of the logo of the registered trademark: Party A hereby authorizes Party B to print the logo of the licensed trademarks on its own.

Rights and obligations of both parties:

6.	This trademark license shall be royalty free.

7.	Party A shall have the right to supervise the quality of Party B’s commodities on which the licensed trademarks are used, and Party B shall ensure that the aforesaid commodities are of good quality.

8.	Party B shall not change the characters, pictures or the combination thereof of the registered trademarks of Party A. Nor shall Party B use the registered trademarks of Party A on products which are beyond the licensed scope.

9.	Without Party A’s authorization, Party B shall not permit any third party to use the registered trademarks of Party A in any form or for any reason.

10.	In compliance with the Trademark Law, Party B must clearly indicate the name of Party B and the place of production on the commodities on which the licensed trademarks are used.

11.	Party A shall file this agreement with the Trademark Office, and Party B shall submit a copy of this agreement to the local Administrative Bureau for Industry and Commerce of Party B’s domicile for record.

12.	Both parties shall negotiate two months prior to the expiration of this agreement and decide whether or not this agreement shall be renewed. In the event that both parties agree to renew this agreement, both parties shall execute and file a new Trademark License Agreement. In the event that no agreement on renewal is reached, this agreement shall terminate automatically upon expiration.

Commencement and termination of this agreement

13.	This agreement shall take effect on the day on which both parties sign and seal this agreement.

14.	This agreement shall terminate:

1)	Upon expiration of the term of license if no agreement on renewal is reached;

2)	If Party B violates the stipulations of the Trademark Law and the Implementation Rules and materially impaired Party A’s reputation through improper use of the licensed trademarks.

Applicable law and dispute settlement

15.	The conclusion, interpretation, validity and dispute settlement of this agreement shall be governed by relevant laws and regulations such as the Trademark Law and the Implementation Rules.

16.	Amendment to this agreement shall only be made by both parties in writing. Any amendment to this agreement shall also be filed with the Trademark Office where this agreement is filed.

17.	In the event that either party incurs any loss due to the other party’s failure to perform its obligations hereunder or material breach hereof, such party shall have the right to demand damages from the default party. After paying the damages, the parties may negotiate and decide to continue the performance of this agreement.

18.	In the event that a dispute cannot be settled through negotiation, both parties agree to submit such dispute to the Arbitration Committee of China Council for the Promotion of International Trade for arbitration in accordance with Arbitration Law of the People’s Republic of China. The arbitral award shall be final and binding on both parties.

Miscellaneous:

19.	Both parties may negotiate and enter into supplementary agreement in respect of matters uncovered by this agreement in accordance with the Trademark Law. Supplementary agreement shall have same effect as this agreement.

20.	This agreement is executed in four copies. According to the Trademark Law and the Implementation Rules, within three months of execution of this agreement, Party A shall file a copy of this agreement with the Trademark Office of State Administration of Industry and Commerce, and Party B shall submit a copy of this agreement to the local Administrative Bureau for Industry and Commerce of the Party B’s domicile for record.

Licensor (seal): Daqo Group Co., Ltd.

/s/ Guangfu Xu

Licensee (seal): Chongqing Daqo New Energy Co., Ltd.

/s/ Gongda Yao

Licensee (seal): Nanjing Daqo New Energy Co., Ltd.

/s/ Gongda Yao

Date: May 8, 2009

Appendix One:

Serial number	Registered trademark	Trademark registrant	Place of registration	Type of commodities permitted to use the trademark	Number of certificate of trademark registration	Valid until
1	Logo